Exhibit 1
                                                          Amended and Restated
                                                           as of July 27, 1999

                                RESTATED BY-LAWS

                                       OF

                           ALLIED RESEARCH CORPORATION


                                    ARTICLE I

                                     Offices

SECTION 1.  Registered Office and Registered Agent.
            ---------------------------------------

      The registered office of Allied Research Corporation (the "Corporation") shall be located in the City of Dover, County of Kent, State of Delaware and the name and address of the resident agent of the Corporation shall be United States Corporation Company, 306 South State Street, Dover, Delaware 19901, unless otherwise provided by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") .

SECTION 2.  Other Offices.
            --------------

      The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate.


                                   ARTICLE II

                                      Seal

      The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."


                                   ARTICLE III

                            Meetings of Stockholders

SECTION 1.  Place of Meeting.
            -----------------

      All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be designated by the person calling such meeting and stated in the notice of the meeting.

SECTION 2.  Annual Meetings.
            ----------------

      The annual meeting of stockholders shall be held on a date and at a time set by the Board of Directors, at which meeting the stockholders shall elect directors by plurality vote and shall transact such other business as may properly be brought before the meeting.


                                    EX 1] 1

SECTION 3.  Special Meetings.
            -----------------

      Special meetings of the stockholders for any purpose or purposes may be called by the President, or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 4.  Notice.
            -------

      Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and if a special meeting, the purpose or purposes in general terms for which the meeting is called, shall not less than ten (10) nor more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then the address designated in such request.

      Notice of the time, place and/or purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy, or if every absent stockholder entitled to such notice shall in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice.

SECTION 5.  Stock List.
            -----------

      At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6.  Quorum.
            -------

      Except as otherwise provided by law or by the Certificate of Incorporation, as amended, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7.  Votes, Proxies.
            ---------------

      Except as otherwise provided by the Certificate of Incorporation, as amended, or by law, each stockholder as of the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall be entitled to one vote on each matter for each share of the capital stock having voting power held by such stockholder. At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed either (i) by an instrument in writing executed by such stockholder or (ii) by a telegram, or other means of electronic transmission setting forth or submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder and, in either case, bearing a date not

                                    EX 1] 2
more than three (3) years prior to the meeting in question, unless said instrument or transmission provides for a longer period during which it is to remain in force.

      All elections of directors shall be held by written ballot. If the presiding officer of the meeting shall so determine, a vote may be taken upon any other matter by ballot and shall be so taken upon the request of any stockholder entitled to vote on such matter.

      At elections of directors, the presiding officer of the meeting shall appoint an odd number of inspectors of election, who shall first take and sign an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and, after the balloting, shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No director or candidate for the office of director shall be appointed as such inspector.

SECTION 8.  Organization.
            -------------

      The Chairman of the Board, if there be one, or in his absence the President, or in the absence of both the Chairman of the Board and the President, a Vice-President shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his absence, the presiding officer may appoint an acting secretary.

SECTION 9.  Record Date for Action by Written Consent.
            ------------------------------------------

      In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 9). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 10. Inspectors of Written Consent.
            ------------------------------

      In the event of the delivery, in the manner provided by Section 9, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 10 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the

                                    EX 1] 3
independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 11. Effectiveness of Written Consent.
            ---------------------------------

      Every written consent shall bear the signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 9. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall deliver the initial written consent received by it to the Corporation in the manner prescribed by Section 9 as soon as received by such stockholder.


                                   ARTICLE IV

                                    Directors

SECTION 1.  Qualification of Directors.
            ---------------------------

      (a)   Directors need not be stockholders of the Corporation.

      (b) Nominations for election of directors may be made by any stockholder entitled to vote for the election of directors if written notice (the "Notice") of the stockholder's intent to nominate a director at the meeting is given by the stockholder and received by the Secretary of the Corporation in the manner and within the time specified in this Section 1. The Notice shall be delivered to the Secretary of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of directors; except that if less than twenty-one (21) days' notice of the meeting is given to stockholders, the Notice shall be delivered to the Secretary of the Corporation not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to stockholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary, the Notice may be mailed to the Secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary. The requirements of this Section shall not apply to a nomination for directors made to the stockholders by the Board of Directors.

      (c) The Notice shall be in writing and shall contain or be accompanied by:

            (1) the name and residence address of the nominating stockholder;

            (2) a representation that the stockholder is a holder of record of voting stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

            (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation;

            (4) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

            (5) the consent of each nominee to serve as a director of the Corporation if so elected.


                                    EX 1] 4

SECTION 2.  Number.
            -------

      The business and affairs of the Corporation shall be conducted and managed by a Board of Directors, none of whom need be a stockholder. The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), the exact number of directors to be determined from time to time by resolution of the Board of Directors. Vacancies resulting from any increase in the number of directors shall be filled as provided in Section 4 of this
Article IV.

SECTION 3.  Term of Office.
            ---------------

      Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death or resignation, subject to the right of the stockholders at any time to remove any director as provided in Section 5 of this Article.

SECTION 4.  Vacancies.
            ----------

      If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, may fill by a majority vote the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting.

SECTION 5.  Removal by Stockholders.
            ------------------------

      The stockholders of the Corporation entitled to vote for the election of directors may in their discretion, at any meeting duly called for the purpose, by a majority vote, remove any director or directors, with or without cause, and elect a new director or directors in place thereof.

SECTION 6.  Meetings.
            ---------

      Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the President, and as shall be specified in the notice or waiver of notice or any meeting. Meetings may be held at any time upon the call of the President or of the Secretary or any two (2) of the directors in office by telegraphic or written notice, duly delivered by hand or mailed to each director at his usual place of business not less than two (2) days before such meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present shall, in writing or by telegram, before or after the meeting, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

SECTION 7.  Quorum.
            -------

      A majority, but not less than two (2) of the directors, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 8.  Compensation.
            -------------

      Directors, as such, shall be entitled to receive such stated compensation for their services as may be established from time to time by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    EX 1] 5

                                    ARTICLE V

                               Executive Committee

SECTION 1.  Executive Committee.
            --------------------

      The Board of Directors may appoint an Executive Committee of two (2) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Chairman of the Executive Committee shall be designated by the Board of Directors.

SECTION 2.  Procedure.
            ----------

      The Executive Committee, by a vote of a majority of its members, shall fix its own times and places of meetings, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure.

SECTION 3.  Powers.
            -------

      During the intervals between the meetings of the Board of Directors, the Executive Committee shall posses and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation, subject to such restrictions as are imposed by the laws of the State of Delaware.

SECTION 4.  Reports.
            --------

      The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.

SECTION 5.  Compensation of Members of Executive Committee.
            -----------------------------------------------

      The Board of Directors by resolution may fix the compensation of the Executive Committee for their services as such, but unless so fixed the members of the Executive Committee shall not be entitled to any compensation for their services as such.

SECTION 6.  Additional Committees.
            ----------------------

      The Board of Directors may appoint such other committee or committees of two (2) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate, and to possess and exercise such powers and to perform such duties as the Board time designate. The Chairman of any such committee shall be designated by the Board of Directors.


                                   ARTICLE VI

                                    Officers

SECTION 1.  Officers.
            ---------

      The Board of Directors shall elect, as executive officers, a President, a Secretary and a Treasurer, and in its discretion a Chairman of the Board, one
(1) or more Vice-Presidents and one (1) or more Assistant Secretaries and Assistant Treasurers. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until the corresponding meeting of the Board in the next year and until his successor shall have been duly elected and qualified, or until he shall have died or resigned or shall have been removed, in the manner provided herein. Any two (2) offices (except those of the President and Secretary) may be held by the same person and the powers and duties of Secretary and Treasurer may be exercised

                                    EX 1] 6
and performed by the same person. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. In the event the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President may be designated as the Chief Operating Officer of the Corporation, reporting directly to the Chairman of the Board/Chief Executive Officer.

SECTION 2.  Vacancies.
            ----------

      Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 3.  Chief Executive Officer.
            ------------------------

      The Chief Executive Officer shall be a member of the Board of Directors of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of a Chief Executive Officer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.  Chairman of the Board.
            ----------------------

      The Chairman of the Board, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall advise and counsel with the President, and in his absence, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 5.  Vice-Presidents.
            ----------------

      Each Vice-President, if elected, shall have and exercise such powers and shall perform such duties as from time to time may be conferred upon or assigned to him the Board of Directors or as may be delegated to him by the President.

SECTION 6.  Secretary.
            ----------

      The Secretary: (i) shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose;
(ii) shall see that all notices are duly given in accordance with the provisions of law and these by-laws; (iii) shall be custodian of the records and of the corporate seal or seals of the Corporation; (iv) shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed may attest the same; (v) may sign, with the Chairman of the Board, the President or a Vice-President, certificates of stock of the Corporation; and, (vi) in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned by the Board of Directors.

SECTION 7.  Assistant Secretaries.
            ----------------------

      The Assistant Secretaries in order of I their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 8.  Treasurer.
            ----------

      The Treasurer: (i) shall have charge of and be responsible for all funds, securities, receipt and disbursements of the Corporation; (ii) shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall from time to time, be selected by the Board of Directors; (iii) may endorse for collection on behalf of the Corporation, checks, notes and other obligations;
(iv) may sign receipts and vouchers for payments made to the Corporation; (v) singly or jointly

                                    EX 1] 7
with another person as the Board of Directors may authorize, may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; (vi) shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation;
(vii) may sign, with the Chairman of the Board, the President or a Vice-President, certificates of stock of the Corporation; and, (viii) in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 9.  Assistant Treasurers.
            ---------------------

      The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 10. Subordinate Officers.
            ---------------------

      The Board of Directors may appoint subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 11. Compensation.
            -------------

      The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 12. Removal.
            --------

      Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

SECTION 13. Bonds.

      The Board of Directors may require any officer of the Corporation to give a bond to the Corporation conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.


                                   ARTICLE VII

                              Certificates of Stock

SECTION 1.  Form and Execution of Certificates.
            -----------------------------------

      The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class and series now authorized or which may hereafter be authorized by the Certificate of Incorporation, as amended, shall be consecutively numbered and signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such

                                    EX 1] 8
officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

SECTION 2.  Transfer of Shares.
            -------------------

      Subject to any applicable restrictions contained in the Certificate of Incorporation, as amended, or referred to on the face of the particular stock certificate, the shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation, as amended.

SECTION 3.  Closing of Transfer Books.
            --------------------------

      The stock transfer books of the Corporation may, if deemed expedient by the Board of Directors, be closed for such length of time not exceeding sixty
(60) days as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, or the date of any other lawful action, during which time no transfer of stock on the books of the Corporation may be made.

SECTION 4.  Dates of Record.
            ----------------

If deemed expedient, the Board of Directors may fix in advance a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date of the allotment of rights, or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, or the date of any other lawful action, as a record for the determination of the stockholders entitled to notice of, and to vote at any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, or to take any other lawful action, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such right or take such actions as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed aforesaid.

      In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the receipt of the request for a resolution fixing the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, and no prior action by the Board of Directors is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to

                                    EX 1] 9
consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 5.  Lost or Destroyed Certificates.
            -------------------------------

      In case of the loss or destruction of any certificate of stock, a new certificate may be issued in its place upon proof of such loss, destruction or mutilation and, if required by the Corporation, upon the giving of a satisfactory bond of indemnity to the Corporation, in such sum as the Board of Directors may provide.

SECTION 6.  Rights Agreement.
            -----------------

      Rights issued pursuant to the Rights Agreement, dated as of June 8, 1991, between the Corporation and Security Trust Company, N.A. (the "Rights Agreement") may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.


                                  ARTICLE VIII

                               Checks, Notes, Etc.

SECTION 1.  Execution of Checks, Notes, Etc
            -------------------------------

      All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

 SECTION 2. Execution of Contracts, Assignments, Etc.
            -----------------------------------------

      All contracts, agreements, endorsements, assignments, transfers, stock powers or other instruments, authorized by the Board of Directors, shall be signed by the President or any Vice-President or by such other officer or officers, agent or agents, as shall be thereunto authorized by the Board of Directors. Any authorization by the Board of Directors may be general or confined to specific instances.

 SECTION 3. Execution of Proxies.
            ---------------------

      Unless otherwise provided by resolution of the Board of Directors, the President or in his absence or disability a Vice-President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other companies standing in the name of the Corporation. All such proxies shall be signed in the name of the Corporation by the President or a Vice-President and by the Secretary or an Assistant Secretary.


                                   ARTICLE IX

                              Waivers and Consents

      Whenever any notice is required to be given by law, or under the provisions of the Certificate of Incorporation, as amended, or of these by-laws, such notice may be waived, in writing, signed by the person or persons entitled to such notice, or by his attorney or attorneys thereunto authorized, whether before or after the event or action to which such notice relates.

      Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Certificate of Incorporation, as amended, or of these by-laws, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that

                                    EX 1] 10
would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such Committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such Committee.


                                    ARTICLE X

                                    Dividends

      Except as otherwise provided by law or by the Certificate of Incorporation, as amended, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

      Before crediting net profits to surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.


                                   ARTICLE XI

                                 Indemnification

      The Corporation shall indemnify all of its officers and directors to the fullest extent permitted by applicable Delaware law as it now exists or as it may be amended from time to time.


                                   ARTICLE XII

                               Inspection of Books

      The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                                  ARTICLE XIII

                                   Fiscal Year

      The fiscal year of the Corporation shall end on such date as the Board of Directors may by resolution specify and the Board of Directors may by resolution change such date for future fiscal years at any time or from time to time.


                                    EX 1] 11

                                   ARTICLE XIV

                                   Amendments

      These by-laws may be altered, amended or repealed and new by-laws adopted by the stockholders or by the Board of Directors by a majority vote at any meeting called for that purpose.



Allied/Restated By-Laws


                                    EX 1] 12